Exhibit 99.1

Vonage Holdings Corp. Reports Fourth Quarter and Full Year 2006 Results

—Annual Revenue Reaches $607 Million, an Increase of 126%—

—4Q06 Non-GAAP Adjusted Loss from Operations Narrows

to $53 Million, a 21% Year-over-Year Improvement—

—4Q06 Net Loss Narrows to $65 Million from $72 Million Year-over-Year—

Holmdel, NJ, February 15, 2007 – Vonage Holdings Corp. (NYSE: VG), a leading provider of broadband telephone service, today announced results for the quarter and year ended December 31, 2006.

For the fourth quarter of 2006, the Company’s net loss narrowed to $65 million, or $0.42 per share, from a net loss of $72 million reported in the fourth quarter 2005. Adjusted loss from operations1 was $53 million in the quarter, down 21% from $68 million in the year-ago quarter.

For the year, Vonage reported a net loss of $286 million, or $3.04 per share, versus $261 million in 2005. Adjusted loss from operations1 improved 6% to $238 million from $253 million in 2005.

Revenue for the quarter was a record $181 million, a 91% increase from $95 million in the year-ago quarter. For the year, revenue was $607 million, or 126% above 2005 revenue of $269 million.

Vonage added 955,000 net subscriber lines in 2006, including 166,000 in the fourth quarter. The Company finished 2006 with 2,224,000 lines, 75% above the year-ago level of 1,269,000.

Mike Snyder, Vonage CEO, said, “In 2006, the build-out of the business was clearly seen through the growth of our customer base and the resulting impact of scale benefits. We more than doubled our revenue to $607 million and added nearly one million net subscriber lines while expanding margins and improving our overall operating position. Our existing user base continues to generate significant and increasing cash flow resulting in an improvement in adjusted loss from operations of 21% from the fourth quarter 2005. Our investments for growth are principally funded by this cash flow.”

Mr. Snyder added, “We continue to make progress toward our goal of positive adjusted operating profits as early as the first quarter 2008.”

Fourth Quarter and Year-End 2006 Financial and Operating Highlights

Fourth quarter 2006 revenue grew to $181 million, up 91% from $95 million in the year-ago quarter. The year-over-year increase is a result of growth in subscriber lines and an increase in average monthly revenue per line.

Average monthly revenue per line for the quarter was $28.25, an increase of $1.03 from $27.22 in the year-ago quarter. Average monthly telephony services revenue per line for the quarter was $27.41, an increase of $1.41 from the fourth quarter 2005. These results were primarily driven by regulatory recovery fees and the impact of the Universal Service Fund, which became effective October 1, 2006.

In the fourth quarter of 2006, cost of telephony services increased to $52 million from $30 million in the fourth quarter 2005. As a percent of revenue, however, cost of telephony services declined to 30%, down from 33% in the fourth quarter 2005. On a per line basis, cost of telephony services per line – which includes USF fees of $1.24 – fell to $8.13 from $8.50 in the year-ago period.

Cost of goods sold was $12 million, up from $10 million in 2005’s fourth quarter reflecting higher gross line additions. Continued cost management and the resulting benefits of scale led to a record direct margins2 of 65% for the fourth quarter 2006 versus 58% from a year ago.

For the fourth quarter 2006, adjusted SG&A3, which includes intellectual property litigation costs of $6 million, declined to 41% of revenue, or $75 million, from 59% of revenue, or $56 million, in the fourth quarter 2005. For fiscal year 2006 – the first full year in which the Company reported FAS 123R expenses totaling $27 million – adjusted SG&A3 as a percent of revenue declined to 40% from 57% in 2005.

During the fourth quarter 2006, the Company continued to pursue its strategy of investing in marketing for customer acquisition and retention. Marketing costs for the quarter were 53% of revenues, or $96 million, versus 71% of revenues, or $67 million, in the year-ago quarter. Marketing expense for the year was $365 million, a 50% increase from $243 million in 2005. As a percent of revenue, however, marketing declined to 60% in 2006 from 90% in 2005. Marketing costs per gross subscriber line addition were $306 for the fourth quarter 2006 and $249 for the year.

Average monthly customer churn improved sequentially to 2.3% in the fourth quarter 2006, down from 2.6% in the third quarter 2006. As part of our effort to improve customer satisfaction and increase retention, we extended our customer grace period for non-payment in order to better resolve customer accounts that may be past due. This increase had a one-time positive impact of 10 basis points on our average monthly customer churn for the fourth quarter.

Pre-marketing operating income1, which is a measure of the cash flow from the Company’s existing customer base, was $49 million in the fourth quarter 2006, up from $5 million in the fourth quarter 2005. For the year, pre-marketing operating income1 was $164 million versus $19 million in 2005.

Adjusted loss from operations1 was $53 million in the fourth quarter 2006, a 21% improvement from $68 million in the fourth quarter 2005. For the year 2006, adjusted loss from operations1 was $238 million, a 6% improvement from the $253 million loss in 2005.

GAAP net loss for the fourth quarter 2006 fell to $65 million, or $0.42 per share, from $72 million last year. For 2006, the net loss was $286 million versus $261 million in 2005.

Guidance

•	Fiscal Year 2007 Ending Subscriber Lines (in millions): 2.9 to 3.1

•	Fiscal Year 2007 Total Revenue (in millions): $850 to $900

•	Fiscal Year 2007 Marketing Expense (in millions): $400 to $425

•	Fiscal Year 2007 Adjusted Operating Loss[1] (in millions): $170 to $150

•	Positive Adjusted Operating Income[1] As early as First Quarter 2008

(1)	This is a non-GAAP financial measure. Refer below to Table 3, Reconciliation of GAAP Loss from Operations to Adjusted Loss from Operations and Pre-Marketing Operating Income.
(2)	Direct margin is defined as operating revenues less direct costs.
(3)	This is a non-GAAP financial measure. Refer below to Table 4, Reconciliation of GAAP SG&A to Adjusted SG&A.

Use of Non-GAAP Financial Measures

This press release, including the selected financial information to follow, includes the following measures defined as non-GAAP financial measures by the Securities and Exchange Commission: adjusted SG&A, adjusted loss from operations and pre-marketing operating income.

Vonage uses adjusted loss from operations, pre-marketing operating income and adjusted SG&A as principal indicators of the operating performance of our business. We believe that adjusted loss from operations permits a comparative assessment of our operating performance, relative to our performance based on our GAAP results, while isolating the effects of depreciation and amortization, which may vary from period to period without any correlation to underlying operating performance, and of non-cash stock compensation expense, which is a non-cash expense that also varies from period to period. Further, non-cash stock compensation is included in our results of operations for periods beginning January 1, 2006 but is excluded from prior periods, which makes comparisons with prior periods more difficult. In addition, as we are currently growing both our revenue and customer base and enhancing the awareness of our brand, we have chosen to invest significant amounts on our marketing activities, and we intend to continue to do so. A portion of our marketing expense, however, is necessary to retain our existing subscriber base due to churn. Adjusted SG&A permits a comparative assessment of our SG&A expenses by excluding non-cash stock compensation expense.

Given that this strategy currently results in operating losses, we believe that pre-marketing operating income is an important metric to evaluate the profitability of the existing customer base to justify the level of continued investment in growing that customer base. We provide information relating to our adjusted loss from operations and pre-marketing operating income so that investors have the same data that we employ in assessing our overall operations. We believe that trends in our total adjusted loss from operations and pre-marketing operating income are valuable indicators of the operating performance of our company on a consolidated basis and of our ability to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures.

Adjusted loss from operations, pre-marketing operating income and adjusted SG&A as used by us may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

Vonage defines adjusted SG&A as GAAP selling, general and administrative expense less non-cash stock compensation expense.

Vonage defines adjusted loss from operations as GAAP loss from operations less depreciation and amortization and non-cash stock compensation expense.

Vonage defines pre-marketing operating income as GAAP loss from operations excluding customer equipment and shipping revenue less direct cost of goods sold, depreciation and amortization, marketing and non-cash stock compensation expense.

Conference Call and Webcast

Vonage will hold a conference call on February 15, 2007 at 10:00 AM ET to discuss operating and financial results. The call will be simultaneously webcast and accessible via Vonage’s Investor Relations website at http://ir.vonage.com. Afterwards, a replay of the call will be available on Vonage’s Investor Relations website shortly following the webcast for two weeks and will then be archived.

VONAGE HOLDINGS CORP.

TABLE 1. SUMMARY CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except per share amounts)

	Three Months Ended December 31,		For the Years Ended December 31,
	2006	2005	2006	2005
	(unaudited)
Statement of Operations Data:
Operating Revenues:
Telephony services	$176,074	$90,885	$581,806	$258,165
Customer equipment and shipping	5,389	4,295	25,591	11,031

	181,463	95,180	607,397	269,196

Operating Expenses:
Direct cost of telephony services (excluding depreciation and amortization of $2,161, $2,266, $10,868 and $6,671, respectively)	52,206	29,709	171,958	84,050
Direct cost of goods sold	12,169	9,990	62,730	40,441
Selling, general and administrative	81,790	55,908	272,826	154,716
Marketing	95,581	67,125	365,349	243,404
Depreciation and amortization	7,032	4,096	23,677	11,122

	248,778	166,828	896,540	533,733

Loss from operations	(67,315)	(71,648)	(289,143)	(264,537)

Other income (expense), net	2,521	(456)	2,870	2,813

Loss before income tax benefit	(64,794)	(72,104)	(286,273)	(261,724)

Income tax benefit	215	390	215	390

Net loss	$(64,579)	$(71,714)	$(286,058)	$(261,334)

Net loss per common share calculation:
Net loss	$(64,579)	$(71,714)	$(286,058)	$(261,334)
Imputed dividend on preferred shares	—	(605)	—	(605)

Net loss attributable to common shareholders	$(64,579)	$(72,319)	$(286,058)	$(261,939)

Net loss per common share:
Basic and diluted	$(0.42)	$(51.55)	$(3.04)	$(189.67)

Weighted-average common shares outstanding:
Basic and diluted	154,962	1,403	94,207	1,381

Statement of Cash Flow Data:
Net cash used in operating activities	$(28,207)	$(58,610)	$(188,898)	$(189,765)
Net cash provided by (used in) investing activities	86,402	(89,724)	(210,798)	(154,638)
Net cash provided by (used in) financing activities	(1,920)	238,012	477,429	434,006

			Dec 31, 2006	Dec 31, 2005
Balance Sheet Data (at period end):
Cash, cash equivalents and marketable securities			$499,736	$266,379
Property and equipment, net of accumulated depreciation			131,842	103,638
Total assets			757,524	446,562
Convertible notes, net			253,430	247,958
Capital lease obligations			24,255	22,431
Total liabilities			521,808	426,620
Total redeemable preferred stock			—	388,427
Total stockholders’ equity (deficit)			235,716	(368,485)

VONAGE HOLDINGS CORP.

TABLE 2. SUMMARY CONSOLIDATED OPERATING DATA

(unaudited)

		Three Months Ended December 31,		For the Years Ended December 31,
		2006	2005	2006	2005
Operating and Other Data:
Gross subscriber line additions		312,094	275,032	1,470,138	1,099,641
Net subscriber line additions		166,267	207,252	955,073	878,472
Subscriber lines (at period end)		2,224,111	1,269,038	2,224,111	1,269,038
Average monthly customer churn		2.3%	1.9%	2.5%	2.0%
Average monthly revenue per line		$28.25	$27.22	$28.98	$27.03
Average monthly telephony services revenue per line		$27.41	$26.00	$27.76	$25.93
Average monthly direct cost of telephony services per line		$8.13	$8.50	$8.20	$8.44
Marketing costs per gross subscriber line addition		$306.26	$244.06	$248.51	$221.35
Employees (excluding temporary help) (at period end)		1,790	1,355	1,790	1,355
CPE subsidy		$21.72	$20.71	$25.26	$26.75
Direct margin as a % of total revenue		64.5%	58.3%	61.4%	53.8%
Adjusted SG&A as a % of total revenue		41.2%	58.7%	40.5%	57.5%

VONAGE HOLDINGS CORP. TABLE 3. RECONCILIATION OF GAAP LOSS FROM OPERATIONS TO ADJUSTED LOSS FROM OPERATIONS AND PRE-MARKETING OPERATING INCOME (Dollars in thousands) (unaudited)
	Three Months Ended			For the Years Ended
	December 31,		September 30,	December 31,
	2006	2005	2006	2006	2005
Reconciliation of Loss from Operations to Adjusted Loss
from Operations and Pre-Marketing Operating Income:
Loss from operations	$(67,315)	$(71,648)	$(65,797)	$(289,143)	$(264,537)
Depreciation and amortization	7,032	4,096	5,946	23,677	11,122
Non-cash stock compensation	7,000	15	7,338	26,980	15

Adjusted loss from operations	(53,283)	(67,537)	(52,513)	(238,486)	(253,400)
Marketing	95,581	67,125	91,316	365,349	243,404
Customer equipment and shipping	(5,389)	(4,295)	(6,235)	(25,591)	(11,031)
Direct cost of goods sold	12,169	9,990	16,934	62,730	40,441

Pre-marketing operating income	$49,078	$5,283	$49,502	$164,002	$19,414

As a % of telephony services revenue	27.9%	5.8%	31.8%	28.2%	7.5%

VONAGE HOLDINGS CORP. TABLE 4. RECONCILIATION OF GAAP SG&A TO ADJUSTED SG&A (Dollars in thousands) (unaudited)
	Three Months Ended			For the Years Ended
	December 31,		September 30,	December 31,
	2006	2005	2006	2006	2005
Reconciliation of SG&A to Adjusted SG&A:
Selling, general and administrative	$81,790	$55,908	$72,052	$272,826	$154,716
Non-cash stock compensation	(7,000)	(15)	(7,338)	(26,980)	(15)

Adjusted SG&A	$74,790	$55,893	$64,714	$245,846	$154,701

Adjusted SG&A as a % of revenue	41.2%	58.7%	40.0%	40.5%	57.5%

Safe Harbor Statement

This press release contains forward-looking statements on 2007 subscriber lines, total revenue, marketing expense, direct margin and adjusted SG&A and 2008 adjusted operating income. In addition, statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management’s belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to, our history of net operating losses and our need for cash to finance our growth; the competition we face; our dependence on our customers’ existing broadband connections; differences between our service and traditional phone services, including our 911 service; uncertainties relating to regulation of VoIP services; system disruptions or flaws in our technology; our ability to manage our growth; the risk that VoIP does not gain broader acceptance; and other factors described in the “Risk Factors” section of our registration statement on Form S-1, as amended (File No. 333-136773), and in our subsequent periodic reports filed with the SEC. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, and therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.

About Vonage

Vonage (NYSE: VG) is a leading provider of broadband telephone services with over 2.2 million subscriber lines. Our award-winning technology enables anyone to make and receive phone calls with a touch tone telephone almost anywhere a broadband Internet connection is available. We offer feature-rich and cost-effective communication services that offer users an experience similar to traditional telephone services.

Our Residential Premium Unlimited and Small Business Unlimited calling plans offer consumers unlimited local and long distance calling, and popular features like call waiting, call forwarding and voicemail — for one low, flat monthly rate. Vonage’s service is sold on the web and through national retailers including Best Buy, Circuit City, Wal-Mart Stores Inc. and Target and is available to customers in the U.S., Canada and the United Kingdom. For more information about Vonage’s products and services, please visit http://www.vonage.com.

Vonage Holdings Corp. is headquartered in Holmdel, New Jersey. Vonage(R) is a registered trademark of Vonage Marketing Inc., a subsidiary of Vonage Holdings Corp.

Vonage Investor Contacts:	Vonage Media Contact:

Leslie Arena	Michele Helies
732.203.7372	732.202.5476
leslie.arena@vonage.com	michele.helies@vonage.com

Michael de Senna
732.231.6576
michael.desenna@vonage.com

(vg-f)